Exhibit 5.1

FOX ROTHSCHILD LLP
Princeton Pike Corporate Center
997 Lenox Drive
Lawrenceville, NJ 08648-2311

October 25, 2023

BIO-key International, Inc.

101 Crawfords Corner Road, Suite 4116

Holmdel, NJ 07733

Ladies and Gentlemen:

We have acted as counsel to BIO-key International, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), of a Registration Statement (Registration No. 333-275003) on Form S-1 (as amended or supplemented from time to time, the “Registration Statement”), relating to the public offering (the “Offering”) of up to 45,454,545 units (“Units”) of the Company with each Unit consisting of (i) either one share of common stock, $0.0001 par value per share (the “Common Stock” and such 45,454,545 shares of Common Stock, the “Shares”), or one pre-funded warrant to purchase one share of Common Stock at an at an exercise price equal to $0.0001 per share of Common Stock (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) and (ii) one warrant to purchase one share of Common Stock (the “Common Warrants” and the 45,454,545 shares of Common Stock issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). As noted in the Registration Statement, for each Pre-Funded Warrant sold, the number of Shares sold will be decreased on a one-for-one basis.

The Units are to be sold by the Company pursuant to a placement agency agreement (the “PAA”) to be entered into by and between the Company and Maxim Group, LLC, as placement (the “Placement Agent”), the form of which has been filed as Exhibit 1.1 to the Registration Statement, and a securities purchase agreement to be entered into by and between the Company and investors in the Offering, the form of which has been filed as Exhibit 10.39 to the Registration Statement (the “SPA”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1993 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company’s board of directors and other records relating to the authorization, sale, and issuance of the Shares, the Pre-Funded Warrants, the Common Warrants, the Pre-Funded Warrant Shares, and the Common Warrant Shares, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, the PAA, the SPA and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all persons executing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate.

October 25, 2023

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized, and when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

2.

The Common Warrant Shares have been duly authorized, and, when issued and paid for in accordance with the terms and conditions of the Common Warrants, will be validly issued, fully paid and non-assessable.

3.

The Pre-Funded Warrant Shares have been duly authorized, and, when issued and paid for in accordance with the terms and conditions of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the laws of the State of Delaware.

This opinion letter has been prepared for your use in connection with the Offering, speaks as of the date the Registration Statement is declared effective by the Securities and Exchange Commission, and we assume no obligation to advise you of any changes in the foregoing subsequent to that date.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Fox Rothschild LLP